EXHIBIT 23

CONSENT OF ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of MSB Financial, Inc.'s (the "Company's") Recognition and Retention Plan (File No. 333-2234), 1995 Stock Option and Incentive Plan (File No. 333-2232) and 1997 Stock Option and Incentive Plan (File No. 333-71837) on Form S-8 of our report, dated July 28, 2000, on the consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000.

/s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan

September 25, 2000